FORM OF STOCK PURCHASE AGREEMENT

Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of September 16, 2020, between GiveMePower Corporation (“Seller”) and Kid Castle Educational Corporation (“Buyer”).

RECITALS:

WHEREAS, the Seller is authorized to issue 1,200,000,000 shares of its common stocks and 10,000,000 shares of its preferred stock (the “Shares”).

WHEREAS, one (1) share of the Seller’s preferred shares in convertible to 1,000 shares of its common stock (the “Conversion Rate”).

WHEREAS, the Buyer owns and controls 100% of the Membership Units of Community Economic Development Capital, LLC (“CED Capital”), a California Limited Liability Company whose main business is real estate development and community revitalization projects.

WHEREAS, the Buyer owns and controls 97% of the issued and outstanding shares of Cannabinoid Biosciences, Inc. (“CBDX”), a California biopharmaceutical company, which intends to engage in the discovery, development, and commercialization of cures and novel therapeutics from proprietary cannabinoid, cannabidiol, endocannabinoids, phytocannabinoids, and synthetic cannabinoids product platform suitable for specific treatments in a broad range of disease areas.

WHEREAS, the Seller desires to sell, transfer, assign and convey to Buyer 1,000,000 shares of its preferred stock and Buyer desires to purchase and acquire the Shares from Seller, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained hereinafter, the parties hereby agree as follows:

1. Sale and Purchase of the Shares. At the Closing (as defined in Section 3(a)), Seller shall sell, transfer, assign and convey the Shares to Buyer, and Buyer shall purchase and acquire the Shares from Seller. The Shares evidenced by this agreement shall be conveyed by Seller to Buyer by means of delivery of a certificate or certificates evidencing the Shares either duly endorsed for transfer or with duly executed stock powers attached, against which Buyer shall pay the Purchase Price (as hereinafter defined). The Shares shall be conveyed to Buyer by Seller free and clear of any and all liens, pledges, encumbrances, hypothecations or other claims of any kind or nature excepting only restrictions on transfer imposed by federal and state securities laws and regulations.

2. Purchase Price. The purchase price to be paid by Buyer to Seller for the Shares (the “Purchase Price”) shall be: (a) Three Dollars ($3.00), and (b) transfer to Buyer, of 100% interest in Community Economic Development Capital, LLC (a California Limited Liability Company), payable in immediately available funds at the Closing.

3. Closing.

(a) The closing of the transactions contemplated hereby (the “Closing”) shall take place on Wednesday, September 16, 2020 (the “Closing Date”) at 5:00 p.m., local time, at the offices of the Buyer, 370 Amapola Ave., Suite 200A, Torrance, California 90501or at such other time and place as the parties may mutually agree.

(b) At the Closing, Seller may deliver the certificate or certificates evidencing the Shares, duly executed for transfer or with duly executed stock powers attached.  In the event that the certificates have not been issued, the delivery obligation of Seller shall be when issued.

(c) At the Closing, Buyer shall deliver to Seller the Purchase Price of three dollars and such documents evidencing the transfer of CED Capital and CBDX to Seller.

4. Warranties and Representations of Seller. Seller warrants and represents to Buyer as follows:

(a) Seller owns, beneficially and of record, the Shares free and clear of any and all liens, pledges, restrictions, encumbrances, hypothecations or other claims of any kind or nature, including any claims relating to or arising from the rights of or duties to any present or former spouse, excepting only restrictions on transfer imposed by federal and state securities laws and regulations and excepting the restrictions contained in the Shareholder Agreements, each of which Seller shall obtain the necessary consents and waivers and which shall be terminated as they relate to Seller as of the Closing Date.

(b) Seller has full power and authority to execute and to deliver this Agreement and to perform his/her obligations hereunder. This Agreement constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Seller has, and has been at all times since the Company’s inception, direct access to the operations and business of the Company and has integral knowledge of the Company’s business, operations and prospects. Seller has had a full and complete opportunity to ask questions and request information about the Company from the officers, directors and other employees of the Company, and acknowledges that any and all questions and requests which Seller has chosen to submit have been fully answered and fulfilled. Seller has determined that the present time and price is the most opportune time and price for Seller to sell the Shares, regardless of whether the value of the Shares appreciates in the near term or otherwise, and whether such appreciation is substantial or not. Seller acknowledges that, assuming continuing improvements in the financial performance of the Company, the value of the Shares is likely to increase substantially at some indeterminate time in the future, and possibly even in the near future. Nevertheless, Seller has determined to sell the Shares to Buyer at this time. Additionally, Seller acknowledges that the Purchase Price paid for the Shares was negotiated by Seller and Buyer at arms length and in good faith. However, Seller further agrees that the Purchase Price may not necessarily reflect or approximate the actual value of the Shares at the date of this Agreement or at any time thereafter. Seller acknowledges that he/she has bona fide business reasons for selling the Shares at the Purchase Price. Seller further acknowledges that Buyer recommended to Seller that Seller consult with legal and financial counsel concerning the transaction provided for herein, the adequacy of the Purchase Price and the advisability of selling the Shares at all, and that Seller had a full and fair opportunity to seek such advice.

5. Warranties and Representations of Buyer. Buyer warrants and represents to Seller as follows:

(a) Buyer is acquiring the Shares for its own account and not with a view to their distribution (within the meaning of Section 2(11) of the Securities Act of 1933 (the “Securities Act”)). Buyer is aware of the restrictions on transfer applicable to the Shares under federal and state securities laws and regulations and that the Company is under no obligation to register the Shares under the Securities Act.

(b) Buyer has full power and authority to execute and to deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6. Assignment. This Agreement shall be binding upon the successors and permitted assigns of each of the parties hereto. Except as permitted herein, neither party may assign this Agreement or any of its respective rights hereunder without the prior written consent of the non-assigning party. Notwithstanding anything to the contrary contained herein, Seller acknowledges that Buyer intends to assign its rights to acquire a portion of the Shares to a third party, and Seller hereby agrees and consents to such assignment. Seller further agrees that any and all cash proceeds she receives from the sale of such Shares to Buyer’s assignee shall reduce the amount of, and be applied against, the Closing Cash Payment payable by Buyer hereunder. In connection with such sale by Seller to Buyer’s assignee, Seller shall execute such agreements and instruments as are reasonably necessary to transfer free and clear title to the Shares purchased by Buyer’s assignee to Buyer’s assignee, including, without limitation, a stock purchase agreement substantially similar to the terms of this Agreement.

7. Miscellaneous. This Agreement and the Exhibits attached hereto constitute the entire agreement between Buyer and Seller with respect to the subject matter hereof, superseding all prior written or oral agreements, understandings or memoranda with respect to said subject matter. It shall not be amended, modified or replaced except by a subsequent written instrument executed by both parties. This Agreement shall be governed by and construed under the internal substantive laws of the State of California.

8. Invalidity. If any provision of this agreement is determined by a court or arbitrator to be invalid, unenforceable or otherwise ineffective, that provision shall be severed from the rest of this agreement, and the remaining provisions shall remain in effect and enforceable.

9. Further Assurances. The parties agree: to furnish upon request to each other such further information; to execute and deliver to each other such other documents; and to do such other acts and things, all as the other party or parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

10. Counterparts. This Agreement may be executed in several counterparts each of which shall constitute an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands effective as of the date and year first above written.

SELLER: GiveMePower Corporation

//Frank I Igwealor
By:	Frank I Igwealor

Its:	President and CEO

BUYER:
Kid Castle Educational Corporation

//Frank I Igwealor
By:	Frank I Igwealor
Its:	President and CEO

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